UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 13, 2024

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S Valley HWY, Suite 300, Englewood, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2024, Michel Sylvestre was appointed as a director of Vista Gold Corp. (the “Registrant”).

Michel Sylvestre has been a director of Hochschild Mining PLC since May 2022 and a director of Nickel Creek Platinum Corp. since 2012. He was a former senior executive of Kinross Gold Corp., serving as Senior Vice President Americas from September 2018 to November 2022 and Regional Vice President Africa from November 2014 to September 2018. Mr. Sylvestre was Interim President, Chief Executive Officer, and Chair of Claude Resources Inc. from April 2014 to November 2014. Mr. Sylvestre served as President and Chief Executive Officer from 2011 to 2014 and President and Chief Financial Officer from 2010 to 2011 of Castle Resources Inc. He has also held senior management positions at Inco Ltd. from 2004 to 2011. Mr. Sylvestre holds a M.Sc. and a B.Sc. in Mining Engineering from McGill University and Queen’s University, respectively, and is a member of the Professional Engineers of Ontario and the Canadian Institute of Mining.

Mr. Sylvestre does not have a family relationship with any other member of the Board of Directors or any executive officer of the Registrant, and he has not been a participant or had any interest in any transaction with the Registrant that is reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between any of the Registrant’s officers and directors and Mr. Sylvestre pursuant to which he was selected to serve as a director.

In connection with his appointment, Mr. Sylvestre will receive compensation pursuant the Registrant’s standard director compensation policies, which includes annual compensation of $32K in cash and Deferred Share Units (DSU) with a value of approximately $45K (number of DSUs to be determined when approved by the Compensation Committee of the Board of Directors). Additionally, Mr. Sylvestre will be granted a one-time award of 100,000 DSUs as a new director.

Item 7.01  Regulation FD

On February 15, 2024, the Registrant issued a press release that announced that it has increased the size of its Board of Directors from five to six and appointed Mr. Michel Sylvestre as a director of the Registrant.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit Number	Description
99.1	Press Release dated February 15, 2024.
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: February 15, 2024	By: /s/ Frederick H. Earnest Frederick H. Earnest President and Chief Executive Officer